Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group Advances Process to Acquire In-Game Technology Leader, HotPlay,
and Key Investment in Axion Ventures

Combined Entity to Engage Consumers Worldwide Through Gaming, In-Game Advertising and Travel Platforms

WESTON, FL, October 6, 2020 -- Monaker Group, Inc. (NASDAQ: MKGI), a technology leader in the travel and vacation rental markets, provided an update to shareholders on its progress with the acquisition of HotPlay Enterprise Limited (HotPlay) and an approximately 33% interest in Axion Ventures, Inc. (Axion) pursuant to the share exchange agreements announced on July 23, 2020.

•	In August, HotPlay engaged Marcum LLP as its auditor and is in the process of completing the financial statements required to be filed in Monaker’s proxy statement, which is required to be filed to seek stockholder approval for the acquisitions. The financial statements are anticipated to be completed in the near-term.

•	Counsel for both HotPlay and Monaker are in the process of drafting the proxy statement so it can be filed with the SEC as soon as the required HotPlay financial statements are completed. Once the proxy statement is approved by the SEC and Monaker clears comments on such document, the proxy will be mailed to stockholders in order to seek approval from shareholders to close the acquisitions.

•	Under the current HotPlay share exchange agreement, Monaker receives periodic cash advances in the form of convertible notes from HotPlay up to the time the transaction closes. To date, Monaker has received $2 million and is required to receive an additional $1 million around the end of October 2020. The notes will be forgiven at time of the closing of the acquisitions or will be converted into Monaker common stock at a conversion price of $2.00 per share, in the event the share exchange agreements are terminated and depending on the reason for such termination.

•	At the time of closing, the new combined company is expected to be debt-free and have cash-on-hand of about $12.5 million, with $5 million to be used for the acceleration of the Travel division and $7.5 million to be used to accelerate the Gaming and In-Game Advertising divisions.

•	Hotplay – the In-Game Advertising (IGA) division has continued growing its customer base. On September 11, 2020, Atari®, one of the world’s most iconic consumer brands and entertainment producers, announced a partnership with HotPlay and its in-game advertising platform.

•	Monaker is expected at closing to control approximately 33% of Axion, a leading video game innovator and developer with a catalog of 12 video games expected to be launched through 2021.

•	Upon shareholder approval and the subsequent closing of the acquisitions, the combined companies plan to change the name of Monaker to “NextPlay Technologies, Inc.,” and Monaker has applied to Nasdaq to reserve the trading symbol “NXTP.”

•	NextPlay Technologies’ goal will be to become a globally positioned innovative technology company focused on engaging products and platforms in video and eSports gaming, IGA (AdTech), and the vacation rental/travel space. It is anticipated that all of Monaker’s business segments will benefit from NextPlay Technologies’ tools and expertise in Artificial Intelligence, gamification, booking platforms, blockchain and geo-positioning/targeting solutions, and leveraging assets and technologies across all verticals to consumers.

•	NextPlay Technologies’ mission will be to build a world-class, multi-industry-leading enterprise, singularly focused on creating enduring enterprise growth for stakeholders.

The closing of the transactions contemplated by the HotPlay and Axion share exchange agreements are subject to various closing conditions, consents and requirements. No assurances can be made that the parties will successfully consummate the transactions contemplated by the agreements on the terms or timeframe currently contemplated (as discussed above, or otherwise), or at all. The transaction and combination are subject to regulatory review and shareholder approvals, as well as other customary conditions. Additional information regarding the share exchange agreements, the terms thereof, and the transactions contemplated in connection therewith, are available in the Monaker’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on July 23, 2020, and is available at www.sec.gov.

About Monaker Group

Monaker Group, Inc., is an innovative technology-driven company focused on delivering inventory and booking solutions for the alternative lodging rental (ALR) market. Monaker’s proprietary Booking Engine (MBE) is designed to provide connected partners’ access to search, instantly confirm property availability, and to book vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies a platform to dynamically package and sell alternative lodging rentals. For more about Monaker Group, visit www.monakergroup.com and follow on twitter @MonakerGroup.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the share exchange agreements on the terms set forth in, and pursuant to the required timing set forth in, the share exchange agreements, and/or as disclosed above, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of HotPlay, the HotPlay shareholders, Axion, the Axion shareholders, the Axion creditors or Monaker Group (Company) (collectively, the “Share Exchange Parties”) to terminate the share exchange agreements; the effect of such terminations; the outcome of any legal proceedings that may be instituted against Share Exchange Parties or their respective directors; the ability of the HotPlay stockholders to timely obtain required audits of HotPlay and where applicable, its subsidiary; the ability of Axion to timely obtain any required financial statements for filing in the proxy statement; the ability to obtain regulatory and other approvals and meet other closing conditions to the share exchange agreements on a timely basis or at all, including the risk that regulatory and other approvals required for the share exchange agreements are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by the Company’s stockholders on the expected schedule of the transactions contemplated by the share exchange agreements; difficulties and delays in integrating HotPlay’s and the Company’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks associated with COVID-19 and the global response thereto; risks that the transactions disrupt the Company’s or HotPlay’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the share exchange agreements when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the share exchange agreements; the ability of HotPlay and the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the share exchange agreements; the significant dilution which will be created to ownership interests of the Company in connection with the closing of the share exchange agreements; the continued availability of capital and financing following the share exchange agreements; the business, economic and political conditions in the markets in which Share Exchange Parties operate; and the fact that the Company’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended February 29, 2020 and its Quarterly Report on Form 10-Q for the quarter ended May 31, 2020.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Share Exchange Parties are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed share exchange agreements, Monaker Group (Company) will file with the SEC a proxy statement to seek stockholder approval for the share exchange agreements and the issuance of shares of common stock pursuant thereto and in connection therewith, which, when finalized, will be sent to the stockholders of the Company seeking their approval of the respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED SHARE EXCHANGE AGREEMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HOTPLAY, AXION AND THE PROPOSED SHARE EXCHANGES, AND RISKS ASSOCIATED THEREWITH.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.monakergroup.com. Documents filed with the SEC by the Company will be available free of charge by accessing the Company’s website at www.monakergroup.com under the heading “Stock Info” or, alternatively, by directing a request by mail, email or telephone to Monaker Group, Inc. at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331; info@monakergroup.com; or (954) 888-9779, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of the Company in respect of the proposed share exchange agreements under the rules of the SEC. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended February 29, 2020, as filed with the Securities and Exchange Commission on June 25, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the share exchange agreements when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Company Contact:

Monaker Group, Inc.

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

rmarshall@monakergroup.com